A. Settlement Statement

U.S. Department of Housing and Urban Development

OMB Approval No 2502-0265

B. Type of Loan

1. [ ] FHA 2. [ ] RHS 3. [ ] Conv. Unins. 4. [ ] VA 5. [ ] Conv Ins.	6. File No. 26-895-GA	7. Loan No.	8. Mortgage Insurance Case No.

C. Note: This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "(p.o.c.)" were paid outside the closing; they are shown here for informational purposes and are not included in the totals.

D. Name & Address of Borrower: **Ashley Bruce Investments, LLC** **8735 Dunwoody Place** **Suite 6** **Atlanta, GA 30350**	E. Name & Address of Seller: **Landa App LLC - 8668 Ashley Way Douglasville GA LLC** **996 Greenwood Avenue Northeast** **Atlanta, GA 30306**	F. Name & Address of Lender:
G. Property Location: **8668 Ashley Way** **Douglasville, GA 30134**	H. Settlement Agent: **Sherman & Phalen, LLC** Place of Settlement: **1165 Northchase Pkwy SE Suite 450** **Marietta, GA 30067**	I. Settlement Date: **08/20/2026** Funding Date: **08/20/2026** Disbursement Date: **08/20/2026**

J. Summary of Borrower's Transaction

100. Gross Amount Due from Borrower	
101. Contract sales price	$130,176.52
102. Personal property	
103. Settlement charges to borrower (line 1400)	$1,994.95
104.	
105.	
Adjustment for items paid by seller in advance	
106. City/Town Taxes	
107. County Taxes	
108. Assessments	
109.	
110.	
111.	
112.	
120. Gross Amount Due from Borrower	**$132,171.47**
200. Amount Paid by or in Behalf of Borrower	
201. Deposit	$1,850.00
202. Principal amount of new loan(s)	
203. Existing loan(s) taken subject to	
204.	
205.	
206.	
207.	
208.	
209.	
Adjustments for items unpaid by seller	
210. City/Town Taxes	
211. County Taxes 01/01/2026 to 08/20/2026	$1,330.56
212. Assessments	
213.	
214.	
215.	
216.	
217.	
218.	
219.	
220. Total Paid by/for Borrower	**$3,180.56**
300. Cash at Settlement from/to Borrower	
301. Gross amount due from borrower (line 120)	$132,171.47
302. Less amounts paid by/for borrower (line 220)	$3,180.56
303. Cash [X] From [ ] To Borrower	$128,990.91

K. Summary of Seller's Transaction

400. Gross Amount Due to Seller	
401. Contract sales price	$130,176.52
402. Personal property	
403.	
404.	
405.	
Adjustment for items paid by seller in advance	
406. City/Town Taxes	
407. County Taxes	
408. Assessments	
409.	
410.	
411.	
412.	
420. Gross Amount Due to Seller	**$130,176.52**
500. Reductions in Amount Due to Seller	
501. Excess deposit (see instructions)	
502. Settlement charges to seller (line 1400)	$70.00
503. Existing loan(s) taken subject to	
504. Payoff to Shellpoint	$107,373.75
505. Payoff of Second Mortgage Loan	
506.	
507.	
508.	
509.	
Adjustments for items unpaid by seller	
510. City/Town Taxes	
511. County Taxes 01/01/2026 to 08/20/2026	$1,330.56
512. Assessments	
513.	
514.	
515.	
516.	
517.	
518.	
519.	
520. Total Reduction Amount Due Seller	**$108,774.31**
600. Cash at Settlement to/from Seller	
601. Gross amount due to seller (line 420)	$130,176.52
602. Less reductions in amounts due seller (line 520)	$108,774.31
603. Cash [X] To [ ] From Seller	$21,402.21

Section 5 of the Real Estate Settlement Procedures Act (RESPA) requires the following: • HUD must develop a Special Information Booklet to help persons borrowing money to finance the purchase of residential real estate to better understand the nature and costs of real estate settlement services; • Each lender must provide the booklet to all applicants from whom it receives or for whom it prepares a written application to borrow money to finance the purchase of residential real estate; • Lenders must prepare and distribute with the Booklet a Good Faith Estimate of the settlement costs that the borrower is likely to incur in connection with the settlement. These disclosures are mandatory.

Section 4(a) of RESPA mandates that HUD develop and prescribe this standard form to be used at the time of loan settlement to provide full disclosure of all charges imposed upon the borrower and seller. These are third party disclosures that are designed to provide the borrower with pertinent information during the settlement process in order to be a better shopper.

The Public Reporting Burden for this collection of information is estimated to average one hour per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information.

This agency may not collect this information, and you are not required to complete this form, unless it displays a currently valid OMB control number.

The information requested does not lend itself to confidentiality.

L. Settlement Charges

700. Total Real Estate Broker Fees	Paid From Borrower's Funds at Settlement	Paid From Seller's Funds at Settlement
Division of commission (line 700) as follows :		
701. $		
702. $		
703. Commission paid at settlement		
704.		
800. Items Payable in Connection with Loan		
801. Our origination charge		
802. Your credit or charge (points) for the specific interest rate chosen		
803. Appraisal fee		
804. Credit report		
805. Tax service		
806. Flood certification		
807.		
808.		
809.		
810.		
900. Items Required by Lender to be Paid in Advance		
901. Daily interest charges from 08/20/2026 to 09/01/2026		
902. Mortgage insurance premium		
903. Homeowner's insurance		
904.		
1000. Reserves Deposited with Lender		
1001. Initial deposit for your escrow account		
1002. Homeowner's insurance		
1003. Mortgage insurance		
1004. Property taxes		
1005.		
1006.		
1007. Aggregate Adjustment $0.00		
1100. Title Charges		
1101. Settlement or closing fee to Sherman & Phalen, LLC		
1102. Owner's title insurance to Sherman & Phalen, LLC	$840.00	
1103. Lender's title insurance to Sherman & Phalen, LLC		
1104. Lender's title policy limit $		
1105. Owner's title policy limit $130,176.52		
1106. Attorney's Fee to Sherman & Phalen, LLC	$500.00	
1107. Title Examination to Sherman & Phalen, LLC	$225.00	
1108. Title Commitment to Sherman & Phalen, LLC	$200.00	
1109. E-recording fee to Simplifile	$4.75	
1110. Post Closing Fee to Sherman & Phalen, LLC	$45.00	$45.00
1111. Technology fee to Sherman & Phalen, LLC	$25.00	$25.00
1200. Government Recording and Transfer Charges		
1201. Recording fees: Deed $25.00 Mortgage $ Release $ to Douglas County Clerk of Superior Court	$25.00	
1202. City/County tax/stamps Deed $0.00 Mortgage $0.00		
1203. State tax/stamps Deed $130.20 Mortgage $0.00 to Douglas County Clerk of Superior Court	$130.20	
1204.		
1300. Additional Settlement Charges		
1301.		
1302.		
1303.		
1304.		
1305.		
1306.		
1307.		
1308.		
1309.		
1400. Total Settlement Charges (enter on lines 103, Section J and 502, Section K)	**$1,994.95**	**$70.00**

See signature addendum

Signature Addendum

Ashley Bruce Investments, LLC, a Georgia Limited Liability Company

By:

Elan Bruce, Member — Date

Landa App LLC - 8668 Ashley Way Douglasville GA LLC, a Georgia Limited Liability Company

By:

Sammiya Mujtaba, Authorized Signor — Date

The HUD-1 settlement statement which I have prepared is a true and accurate account of this transaction. I have caused or will cause the funds to be disbursed in accordance with this statement

Settlement Agent — Date